Exhibit 23

Consent of Independent Registered Public Accounting Firm

Interface, Inc.
Atlanta, GA

We hereby consent to the incorporation by reference in the Company’s previously filed registration statements on Form S-8, (No. 333-10377; No. 333-38675; No. 333-38677; No. 333-93679; No. 333-66956; No. 333-120813; No. 333-135781) and Form S-3, (No. 333-46611; No. 333-134168) of Interface, Inc., of our reports dated March 15, 2010, relating to the consolidated financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting which appear in this Form 10-K.

March 15, 2010